EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2000 relating to the consolidated financial statements of Docent, Inc., which appears in Docent's Registration Statement on Form S-1 (Registration Number 333-34546) which became effective on September 29, 2000.



/s/ PricewaterhouseCoopers LLP

San Jose, California
October 18, 2000